Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Units, no par value, including Class B Common Units and Class C Common Units, of Steel Partners Holdings L.P. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:     November 9, 2015

WGL CAPITAL LLC

By:	Warren G. Lichtenstein, Manager

By:	/s/ James F. McCabe Jr.
	Name:	James F. McCabe Jr.
	Title:	Attorney-in-Fact for Warren G. Lichtenstein

STEEL PARTNERS, LTD.

By:	Warren G. Lichtenstein, Chief Executive Officer

By:	/s/ James F. McCabe Jr.
	Name:	James F. McCabe Jr.
	Title:	Attorney-in-Fact for Warren G. Lichtenstein

SPH SPV-I LLC

By:	Warren G. Lichtenstein, Managing Member

By:	/s/ James F. McCabe Jr.
	Name:	James F. McCabe Jr.
	Title:	Attorney-in-Fact for Warren G. Lichtenstein

WARREN G. LICHTENSTEIN

/s/ James F. McCabe Jr.
James F. McCabe Jr. as Attorney-in-Fact for Warren G. Lichtenstein